As filed with the Securities and Exchange Commission on May 4, 2005.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CARNIVAL PLC
             (Exact name of registrant as specified in its charter)

        ENGLAND AND WALES                                 98-0357772
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                           __________________________

                                 Carnival House,
                               5 Gainsford Street,
                                 London, SE1 2NE
                                 United Kingdom
                               011 44 20 7940 5381

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 Carnival plc 2005 Employee Stock Purchase Plan
                            (Full title of the plan)

                              Carnival Corporation
                                 Carnival Place,
                              3655 N.W. 87th Avenue
                            Miami, Florida 33178-2428

                     (Name and address of agent for service)


                                 (305) 599-2600
          (Telephone number, including area code, of agent for service)

                           __________________________

                                   COPIES TO:
          Arnaldo Perez                           John C. Kennedy
         Carnival Place,                          Lawrence G. Wee
      3655 N.W. 87th Avenue         Paul, Weiss, Rifkind, Wharton & Garrison LLP
    Miami, Florida 33178-2428               1285 Avenue of the Americas
                                           New York, New York 10019-6064

                                    CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                        Proposed Maximum    Proposed Maximum
           Title of                  Amount to be        Offering Price    Aggregate Offering      Amount of
 Securities to be Registered          Registered          Per Share (2)           Price        Registration Fee
---------------------------------------------------------------------------------------------------------------
Ordinary shares, represented by     2,000,000 shares      $51.50           $103,000,000.00      $12,124.00
American Depositary Shares (1)
---------------------------------------------------------------------------------------------------------------

(1) The American Depositary Shares are evidenced by American Depositary Receipts and each represents one Ordinary Share of $1.66 each. The American Depositary Shares are traded on the New York Stock Exchange. The Ordinary Shares, represented by American Depositary Shares, of Carnival plc (the "Registrant") are being registered for issuance pursuant to the Carnival plc 2005 Employee Stock Purchase Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued Ordinary Shares resulting from a subdivision of such shares, stock dividends or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933. Such estimate has been computed based on the average of the high and low sales prices on the NYSE on April 29, 2005 for the American Depositary Shares of Carnival plc.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The information required by Item 1 is included in documents made available to participants in the Carnival plc 2005 Employee Stock Purchase Plan (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act.



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required by Item 2 is included in documents sent or given to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act. The Registrant will provide to the participants of the Plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         1. the joint Annual Report of the Registrant and Carnival Corporation on Form 10-K for the year ended November 30, 2004 filed on February 14, 2005; and

         2. the description of the Ordinary Shares as set forth in the Registrant's Registration Statement on Form 8-A filed on March 20, 2003, and any further amendment or report filed for the purposes of updating such description; and

         3. the joint Quarterly Report of the Registrant and Carnival Corporation on Form 10-Q for the quarter ended February 28, 2005 filed on April 7, 2005;

         4. the joint Current Report of the Registrant and Carnival Corporation on Form 8-K filed on February 16, 2005; and

         5. the joint Current Report of the Registrant and Carnival Corporation on Form 8-K filed on April 19, 2005.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Ordinary Shares to be offered hereunder has been passed upon for the Registrant by Freshfields Bruckhaus Derringer. As of the date hereof, any interest of counsel in the securities registered hereby is not substantial.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 288 of the Registrant's articles of association provides:
"Subject to the provisions of the Companies Acts but without prejudice to any Indemnity to which a director may otherwise be entitled, every director or other officer of Carnival plc or of Carnival Corporation shall be indemnified out of the assets of Carnival plc against any liability incurred by him to the fullest extent permitted under the law." Under the UK Companies Act 1985, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:

o    purchase and maintain liability insurance for officers and directors;
     and

o indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favor or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

         The Registrant has entered into agreements with each of its directors providing essentially the same indemnities as are described in its articles of association as described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT       DESCRIPTION
-------       -----------

4.1 Articles of Association of Carnival plc, incorporated by reference to Exhibit No. 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc filed on April 17, 2003.

4.2 Memorandum of Association of Carnival plc, incorporated by reference to Exhibit No. 3.4 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc filed on April 17, 2003.

4.3 Deposit Agreement between P&O Princess Cruises plc, Morgan Guaranty Trust Company of New York, and holders and beneficial owners from time to time of ADRs issued thereunder (incorporated by reference from Exhibit 2.1 of P&O Princess Cruises plc's Registration Statement on Form 20-F (Commission file number 1-15136)).

4.4           Carnival plc 2005 Employee Stock Purchase Plan.

5             Opinion of Freshfields Bruckhaus Deringer.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5 to this Registration Statement).



ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 4, 2005.


                                  CARNIVAL PLC



                                  By: /s/ Micky Arison
                                      -------------------------------
                                      Name:  Micky Arison
                                      Title: Chairman of the Board of Directors
                                             and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald R. Cahill and Arnaldo Perez as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective May 4, 2005:

          SIGNATURE             TITLE
          ---------             -----


    /s/ Micky Arison           Chairman of the Board of Directors and Chief
----------------------------   Executive Officer
        Micky Arison


  /s/ Howard S. Frank          Vice Chairman of the Board of Directors and Chief
----------------------------   Operating Officer
      Howard S. Frank


  /s/ Gerald R. Cahill         Executive Vice President and Chief Financial and
----------------------------   Accounting Officer
      Gerald R. Cahill

          SIGNATURE             TITLE
          ---------             -----



----------------------------   Director
    Richard G. Capen, Jr.


 /s/ Robert H. Dickinson
----------------------------   Director
     Robert H. Dickinson



----------------------------   Director
      Arnold W. Donald


  /s/ Pier Luigi Foschi
----------------------------   Director
      Pier Luigi Foschi


 /s/ Richard J. Glasier
----------------------------   Director
     Richard J. Glasier



----------------------------   Director
        Baroness Hogg


  /s/ A. Kirk Lanterman
----------------------------   Director
      A. Kirk Lanterman


 /s/ Modesto A. Maidique
----------------------------   Director
     Modesto A. Maidique


   /s/ John P. McNulty
----------------------------   Director
       John P. McNulty

          SIGNATURE             TITLE
          ---------             -----


   /s/ Sir John Parker
----------------------------   Director
       Sir John Parker


 /s/ Peter G. Ratcliffe
----------------------------   Director
     Peter G. Ratcliffe


  /s/ Stuart Subotnick
----------------------------   Director
      Stuart Subotnick


     /s/ Uzi Zucker
----------------------------   Director
         Uzi Zucker

         Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on May 4, 2005.


                                          CARNIVAL CORPORATION



                                          By: /s/ Micky Arison
                                              --------------------------------

                                  EXHIBIT INDEX


EXHIBIT       DESCRIPTION
-------       -----------

4.1 Articles of Association of Carnival plc, incorporated by reference to Exhibit No. 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc filed on April 17, 2003.

4.2 Memorandum of Association of Carnival plc, incorporated by reference to Exhibit No. 3.4 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc filed on April 17, 2003.

4.3 Deposit Agreement between P&O Princess Cruises plc, Morgan Guaranty Trust Company of New York, and holders and beneficial owners from time to time of ADRs issued thereunder (incorporated by reference from Exhibit 2.1 of P&O Princess Cruises plc's Registration Statement on Form 20-F (Commission file number 1-15136)).

4.4           Carnival plc 2005 Employee Stock Purchase Plan.

5             Opinion of Freshfields Bruckhaus Deringer.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5 to this Registration Statement).